CONSENT OF RENE LEBLANC

The undersigned hereby consents to (i) the references to the undersigned's involvement in the preparation and review of the scientific and technical information and to (ii) the references to the undersigned's name under the caption "Interest of Experts" in the short form base shelf prospectus, included in or incorporated by reference in the Registration Statement on Form F-10 being filed by Lithium Americas Corp. with the United States Securities and Exchange Commission, and any amendments thereto.

/s/ Rene LeBlanc
Name: Rene LeBlanc
Date: September 25, 2020